Exhibit 10.2

TEREX CORPORATION

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

(EFFECTIVE AS OF JULY 1, 2007)

TEREX CORPORATION

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.	ESTABLISHMENT.

Terex Corporation, a Delaware corporation (hereinafter referred to as the “Company”), established an employee stock purchase plan on August 1, 1994, which has been amended from time to time. The Company is amending and restating in full the employee stock purchase plan (hereinafter referred to as the “Plan”), as set forth in this document.

SECTION 2.	DEFINITIONS.

(a)          "Accumulation Period" means a one month period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 5(b).

(b)         "Administrative Committee" means a committee of at least three (3) persons appointed by the Board, as described in Section 4. The Administrative Committee may appoint agent(s) as it deems necessary or appropriate to assist with the operation and administration of the Plan.

(c)	"Board" means the Board of Directors of the Company, as constituted from time to time.

(d)	"Code" means the Internal Revenue Code of 1986, as amended.

(e)	"Company" means Terex Corporation, a Delaware corporation.

(f)	“Election Form” has the meaning given in Section 5(b) below.

(g)         "Eligible Team Member" means, for any Accumulation Period, any individual affiliated with a Participating Company who is selected by management of the Company. The foregoing notwithstanding, an individual shall not be considered an Eligible Team Member if (i) his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her; or (ii) his or her employment has been classified as temporary by the Company. Any individual whom the Company determines is not an Eligible Team Member shall not be treated as an Eligible Team Member under the Plan solely because he or she has been classified or reclassified by any governmental entity as an employee of the Company. An individual who is selected to be an Eligible Team Member shall cease to be an Eligible Team Member upon being so notified by the Company.

(h)        “ Outside Director” means any individual who is actively serving as a member of the Board who is not also an Eligible Team Member.

(i)          "Participant" means an Eligible Team Member or Outside Director who elects to participate in the Plan.

(j)          "Participating Company" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(k)         "Plan" means this Terex Corporation Amended and Restated Employee Stock Purchase Plan, as it may be amended from time to time.

(l)          "Plan Account" means the account established for each Participant pursuant to Section 10(a).

(m)        “Purchase Date” means a date on which the Company purchases Stock for each Participant pursuant to this Plan, which date shall be on the business day that (i) is as close as administratively possible to the fifteenth day of the month following the end of an Accumulation Period or (ii) an Outside Director makes a Strategic Purchase.

(n)         "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 6(b) or Section 10(b).

(o)	"Stock" means the common stock of the Company, $0.01 par value.

(p)        “ Strategic Purchase” means open market purchases made by an Outside Director in the Company’s Stock pursuant to Section 6(b).

(q)         "Subsidiary" means any corporation or any other entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns stock or other ownership interests possessing 50% or more of the total combined voting power in one of the other entities in such chain.

SECTION 3.	PURPOSE OF THE PLAN.

The purpose of the Plan is to provide Participants with a convenient means to acquire an equity interest in the Company either through payroll deductions for Eligible Team Members or through Strategic Purchases for Outside Directors, to enhance each Participant’s sense of participation in the affairs of the Company, and to provide an incentive for Participants to continue their affiliation with the Company. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments, or replacements of such section).

SECTION 4.	ADMINISTRATION OF THE PLAN.

(a)          Administrative Committee Composition. The Plan shall be administered by the Administrative Committee or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Administrative Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

(b)         Administrative Committee Responsibilities. The Administrative Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Administrative Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. All questions of interpretation or application of the Plan shall be determined by the Administrative Committee and its decisions shall be final and binding upon all Participants. Members of the Administrative Committee shall receive no compensation for their services in connection with the administration of the Plan. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

SECTION 5.	ENROLLMENT AND PARTICIPATION FOR ELIGIBLE TEAM MEMBERS.

(a)          Accumulation Periods. While the Plan is in effect, twelve Accumulation Periods shall commence in each calendar year. The Accumulation Periods shall consist of each of the twelve calendar months comprising a calendar year, each commencing on the first day of a calendar month.

(b)         Enrollment. Any individual who, on the day preceding the first day of an Accumulation Period, qualifies (or will qualify) as an Eligible Team Member may elect to become a Participant in the Plan for such Accumulation Period by executing a payroll deduction election form, third-party administrator’s election form or other election form, as applicable, which forms may be completed electronically if available (“Election Form”).

(c)          Duration of Participation. Once enrolled in the Plan, a Participant who is an Eligible Team Member shall continue to participate in the Plan until he or she ceases to be an Eligible Team Member, withdraws from the Plan under Section 8 or reaches the end of the Accumulation Period whose contributions were discontinued under Section 7(d) or Section 11. Such Participant is not required to file any additional payroll deduction election forms in order to continue participation in the Plan. A Participant who is an Eligible Team Member who discontinued contributions under Section 7(d) or withdrew from the Plan under Section 8 may again become a Participant, if he or she then is an Eligible Team Member, by following the procedure described in subsection (b) above. A Participant who is an Eligible Team Member whose contributions were discontinued automatically under Section 11 shall automatically resume participation at the beginning of the first Accumulation Period in the next calendar year, if he or she then is an Eligible Team Member.

(d)         Applicable Accumulation Period. For purposes of this Plan the applicable Accumulation Period shall be determined as follows:

(i)          Once a Participant who is an Eligible Team Member is enrolled in the Plan for an Accumulation Period, such Accumulation Period shall continue to apply to him or her until the earliest of (A) the end of such Accumulation Period or (B) the end of his or her participation under subsection (c) above.

(ii)         When a Participant who is an Eligible Team Member reaches the end of an Accumulation Period (the “Current Accumulation Period”) but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Accumulation Period that commences immediately after the end of such Current Accumulation Period.

SECTION 6.	ENROLLMENT AND PARTICIPATION FOR OUTSIDE DIRECTORS

(a)          Enrollment. While the Plan is in effect, an Outside Director who wishes to become a Participant in the Plan may do so by making a Strategic Purchase.

(b)         Strategic Purchases. An Outside Director may make Strategic Purchases at any time during the calendar year, by purchasing shares of Stock through a Plan Account (as defined below). The Outside Director must notify the Administrative Committee of his or her intention to make a Strategic Purchase in advance and the Administrative Committee will facilitate such Strategic Purchase. The Purchase Price for each share of Stock purchased via a Strategic Purchase shall be the price per share actually paid on the open market for each such share of Stock. The Company shall make a contribution of Stock to the Outside Director equal to 15% of the number of shares of Stock purchased by the Outside Director as a Strategic Purchase through this Plan, which shares of Stock shall be purchased on the open market by the Company. Promptly following a Strategic Purchase, the number of shares of Stock purchased by the Outside Director shall be deposited into the Outside Director’s Plan Account established in the Outside Director’s name at a stock brokerage or other financial services firm designated by the Company. The Administrative Committee may determine that any fractional share, as calculated under this subsection (b), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

SECTION 7.	PARTICIPANT CONTRIBUTIONS.

(a)          Frequency of Payroll Deductions and Strategic Purchases. A Participant who is an Eligible Team Member may purchase shares of Stock under the Plan solely by means of payroll deductions. A Participant who is an Outside Director may make Strategic Purchases at any time during the calendar year as described in Section 6(b). Payroll deductions, as designated by a Participant pursuant to subsection (b) below, shall occur on each payday during participation in the Plan.

(b)         Amount of Payroll Deductions and Strategic Purchases. An Eligible Team Member shall designate on the Election Form the portion of his or her compensation that he or she elects to have withheld for the purchase of Stock hereunder. Such portion may be (i) a whole percentage of the Eligible Team Member's compensation, but not less than 1% nor more than 15%, or (ii) a whole dollar amount of the Eligible Team Member's compensation, but not less than $20 per month or the appropriate non-U.S. currency equivalent. The minimum amount of a Strategic Purchase is $240.

(c)          Changing Withholding Rate. A Participant who is an Eligible Team Member may increase or decrease the rate of payroll deductions by filing a new Election Form, in which case the new rate shall become effective for the next payroll period commencing more than 20 days after the payroll department’s receipt of the authorization and shall continue unless changed as described below. Such change in the rate of payroll deductions may be made at any time.

(d)         Discontinuing Payroll Deductions. If a Participant who is an Eligible Team Member wishes to discontinue his or her contributions entirely, he or she may do so by filing a new Election Form at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. A Participant who has discontinued making contributions may resume such contributions in the following calendar year by filing a new Election Form if he or she then is an Eligible Team Member.

SECTION 8.	WITHDRAWAL FROM THE PLAN.

(a)          Withdrawal. Each Participant who is an Eligible Team Member may withdraw from an Accumulation Period under the Plan by filing a new Election Form. Such withdrawal may be elected at any time, and will be effective as soon as administratively practical.

(b)         Return of Payroll Deductions. Upon withdrawal from the Plan, any accumulated payroll deductions shall be returned, without interest, to the withdrawn Eligible Team Member and his or her interest in the Plan shall terminate.

SECTION 9.	CHANGE IN EMPLOYMENT OR OUTSIDE DIRECTOR STATUS.

For a Participant who is an Eligible Team Member, termination of a Participant’s employment for any reason, including retirement or death or the failure of a Participant to remain an Eligible Team Member, terminates his or her participation in the Plan immediately. In such event, any payroll deductions credited to the Participant’s Plan Account will be returned, without interest, to him or her or, in the case of his or her death, to his or her legal representative. For a Participant who is an Outside Director, termination of his or her status as an Outside Director for any reason, including retirement or death or the failure of a Participant to remain an Outside Director, terminates his or her participation in the Plan immediately.

SECTION 10.	PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a)          Plan Accounts. The Company shall establish an account, through a third party administrator, in the name of each Participant (a “Plan Account”). All payroll deductions made for an Eligible Team Member will be credited to his or her Plan Account under the Plan; no interest shall accrue on the payroll deductions. An Eligible Team Member may not make any separate cash payment into his or her payroll deduction Plan Account and payment for shares of Stock purchased under the Plan by any Eligible Team Member may not be made in any form other than by payroll deduction.

(b)	Purchase Price. For Eligible Team Members, the Purchase Price for each share of Stock purchased on a Purchase Date shall be the price per share actually paid on the open market for each such share of Stock.

(c)          Matching Contributions. For Eligible Team Members, on each Purchase Date, the Company shall make a contribution of Stock to each Participant equal to 15% of the number of shares of Stock purchased on behalf of such Participant through this Plan, which shares of Stock shall be purchased on the open market by the Company.

(d)         Number of Shares Purchased via Participant Contribution. For Participants who are Eligible Team Members, on each Purchase Date under an Accumulation Period, as long as the Plan remains in effect, the Company shall apply the funds then in each Participant’s Plan Account to the purchase of shares of Stock. As of each such Purchase Date, each such Participant shall purchase the number of shares of Stock calculated in accordance with this subsection (d), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 8; provided, however, that no Stock shall be purchased on a Purchase Date on behalf of any Participant whose participation in the Plan was terminated prior to such Purchase Date. On each Purchase Date, the amount of funds then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased on the open market with the funds in the Participant's Plan Account. The Administrative Committee may determine with respect to all Participants that any fractional share, as calculated under this subsection (d), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(e)          Issuance of Stock. For Eligible Team Members, promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into the Participant’s Plan Account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company.

(f)          Unused Cash Balances. For Eligible Team Members, any amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next Accumulation Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Section 11 shall be refunded to the Participant in cash, without interest.

(g)         Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company's stockholders have approved the Plan.

(h)         Brokerage Account. To the extent legally enforceable, a Participant shall not be free to undertake a disposition (as such term is defined in Section 424(c) of the Code) of any shares of Stock acquired pursuant to the Plan at any time, whether by sale, exchange, gift, or other transfer of legal title until the Participant has held the Stock purchased under this Plan for a period of at least six (6) months.

SECTION 11.	DOLLAR LIMITATIONS ON STOCK PURCHASES.

Notwithstanding anything to the contrary in this Plan, the maximum amount that a Participant may use to purchase shares of Stock (including Strategic Purchases) under this Plan in any calendar year is $25,000 or the appropriate non-U.S. currency equivalent.

SECTION 12.	RIGHTS NOT TRANSFERABLE.

Neither payroll deductions credited to a Participant’s Plan Account nor any rights to receive shares of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 17 hereof) by the

Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

SECTION 13.	NO RIGHTS AS A TEAM MEMBER.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to receive any benefits in the future under this Plan, to continue in the employ of a Participating Company, to be an Eligible Team Member or to serve as an Outside Director of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 14.	NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.

SECTION 15.	NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be in writing and shall be deemed to have been duly given when delivered personally or deposited in the U.S. Mail, first class postage prepaid, addressed as follows: Terex Corporation, Attn: Employee Stock Purchase Plan Administrator, 200 Nyala Farm Road, Westport, CT 06880, or as such other address as the Company, by notice to team members, may designate in writing from time to time.

SECTION 16.	STOCKHOLDER APPROVAL OF AMENDMENTS.

Any required approval of the stockholders of the Company for an amendment to the Plan shall be obtained at a duly held stockholders’ meeting by the affirmative vote of the holders of a majority of the outstanding shares of the Company represented and voting at the meeting; provided, however, that approval at a meeting may be obtained by a lesser degree of stockholder approval if the Committee determines, in its sole discretion after consultation with the Company’s legal counsel, that such lesser degree of stockholder approval will comply with all applicable laws.

SECTION 17.	DESIGNATION OF BENEFICIARY.

(a)          Written Designation. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, with respect to the Participant’s Plan Account in the event of such Participant’s death subsequent to the end of an Accumulation Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Plan Account in the event of such Participant’s death prior to a Purchase Date. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Participating Company.

(b)         No Written Designation. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

SECTION 18.	APPLICABLE LAW.

The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

SECTION 19.	TAX WITHHOLDING.

The Company shall have the right to withhold from amounts otherwise payable to each Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes.

SECTION 20.	EFFECTIVE DATE; AMENDMENT OR TERMINATION OF PLAN.

If approved by the stockholders of the Company, this Plan shall be effective on July 1, 2007 and the Plan shall continue until the earlier to occur of termination by the Board or March 7, 2017. The Board may at any time suspend or terminate the Plan. The Board may at any time amend the Plan, provided, however, no amendment shall be made without approval of the stockholders of the Company obtained in accordance with Section 16 hereof if such approval is required by an applicable law or regulation.

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